UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 20 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): August 25, 2020

XpresSpa Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 309-7549

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XSPA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 25, 2020, XpresSpa Group, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain purchasers named therein (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), (i) 10,407,408 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) (ii) warrants exercisable for an aggregate of 11,216,932 shares of Common Stock (the “Warrants”) at a combined offering price of $3.15 per share. The Warrants have an exercise price of $3.02 per share. Each Warrant will be immediately exercisable and will expire 24 months from the issuance date.

The Company also offered and sold to certain purchasers pre-funded warrants to purchase an aggregate of 809,524 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares and the Warrants, the “Securities”), in lieu of shares of Common Stock. Each Pre-Funded Warrant is exercisable for one share of our Common Stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Common Stock is sold to the public in this offering, minus $0.001, and the exercise price of each pre Pre-Funded Warrant is $0.001 per share. Subject to the ownership limits described in the following paragraph, the Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of the Warrant or Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase the amount of ownership of outstanding Common Stock after exercising the holder’s Warrant or Pre-Funded Warrant up to 9.99% of the number of the Company’s Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrant or Pre-Funded Warrant.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The closing of the Offering occurred on August 28, 2020. The Company received gross proceeds of approximately $35.3 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

Pursuant to a letter agreement, dated March 25, 2020, as amended on June 16, 2020 (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Securities. The Company agreed to pay to the Placement Agent a cash fee of 7.5% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and reimbursement of certain expenses and legal fees. Pursuant to the Engagement Letter, the Company also issued to designees of the Placement Agent warrants to purchase up to 8.0% of the aggregate number of shares of Common Stock sold in the transactions, or warrants to purchase up to 897,355 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price per share (or $3.9375 per share). The Placement Agent Warrants and the shares issuable upon exercise of the Placement Agent Warrants were issued pursuant to the Registration Statement. The Company also agreed to pay the Placement Agent $25,000 for non-accountable expenses, to reimburse the Placement Agent’s legal fees in an amount up to $40,000 and to pay $12,900 for the Placement Agent’s clearing fees. Pursuant to the terms of the Engagement Letter, the Placement Agent has the right, for a period of twelve months following the closing of the Offerings, to act (i) as financial advisor in connection with any merger, consolidation or similar business combination by the Company and (ii) as sole book-running manager, sole underwriter or sole placement agent in connection with certain debt and equity financing transactions by the Company.

The foregoing summaries of the Purchase Agreement, the Warrants, the Pre-Funded Warrants and the Placement Agent Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 10.1, 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Securities in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333- 240084), which was filed with the Securities and Exchange Commission (the “Commission”) on July 24, 2020 and was declared effective by the Commission on August 5, 2020 (the “Registration Statement”). A copy of the opinion of Bryan Cave Leighton Paisner LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant.
5.1	Opinion of Bryan Cave Leighton Paisner LLP.
10.1	Form of Securities Purchase Agreement.
23.1	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XpresSpa Group, Inc.

Date: August 28, 2020	By:	/s/ Douglas Satzman
	Name:	Douglas Satzman
	Title:	Chief Executive Officer